Exhibit 10.2

FIRST AMENDMENT TO THE LICENSE AGREEMENT

This First Amendment to the License Agreement (this “First Amendment”) is made and entered into this 11th day of January 2023, by and among IGF Oncology, LLC, a Delaware limited liability company (“IGF”), and Lirum Therapeutics, Inc., a Delaware corporation (“LIRUM”). IGF and LIRUM are from time to time referred to herein individually as a “Party” or collectively as the “Parties”.

WHEREAS, on January 12, 2022, the Parties entered into that certain License Agreement (the “Agreement”); and

WHEREAS, the Parties wish to amend certain provisions of the Agreement as to Section 3.1 therein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.             Defined Terms. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

2.             Amendment to Section 3.1: Section 3.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“3.1. Upfront Payments. In consideration of the licenses granted herein, LIRUM shall pay IGF: (i) $250,000 upon the earlier of an Equity Financing totaling at least $10,000,000 or within nine (9) months of the Effective Date; and (ii) (a) an additional $250,000 due upon the earlier of an Equity Financing totaling at least $10,000,000 or within twelve (12) months of the Effective Date, and (b) an additional $538,692, upon the earlier of an Equity Financing totaling at least $10,000,000 or within eighteen (18) months of the Effective Date, which may be prepaid without penalty; and (iii) $500,000 upon the earlier of an Equity Financing totaling at least $10,000,000 or no later than eighteen (18) months from the Effective Date.”

3.             Survival. To the extent not expressly amended or waived herein, the Parties hereto acknowledge and agree that the Agreement remains unchanged and in full force and effect in its entirety, which such terms are hereby ratified and confirmed.

4.             Effect of Amendment. Whenever the Agreement is referred to in the Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Agreement as amended by this First Amendment.

5.             Counterparts. This First Amendment may be executed and delivered (including by facsimile or other form of electronic transmission, including as a pdf attached to an e-mail) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this First Amendment has been duly executed by the duly authorized representatives of the Parties as of the date first set forth above.

IGF:

IGF ONCOLOGY, LLC

By:	/s/ Hugh McTavish
Name: Hugh McTavish
Title: President

LIRUM:

LIRUM THERAPEUTICS, INC.

By:	/s/ Ivan Bergstein
Name: Ivan Bergstein
Title: Chairman

[Signature Page to First Amendment to the License Agreement]